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                                  Exhibit 23.2


         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of GeoTel Communications Corporation on Form S-8 of our report dated January 20, 1998 on our audits of the consolidated financial statements of GeoTel Communications Corporation as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the Company's 1997 Annual Report on Form 10-K, as amended.


                                             /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 1, 1998